                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 19, 1996

                        ALL AMERICAN COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                   0-14333                           95-3803222
(State or other jurisdiction of incorporation)     (Commission File Number)     (I.R.S. Employer Identification No.)



808 WILSHIRE BOULEVARD, SANTA MONICA, CALIFORNIA 90401-1810
    (Address of principal executive offices)     (Zip code)

               Registrant's telephone number, including area code:
                                 (310) 656-1100

Item 5.     Other Events

         The attached exhibit is incorporated by reference herein and the description set forth below is qualified in its entirety by reference to such exhibit.

         All American Communications, Inc. (the "Company") entered into a Stock Purchase Agreement, dated as of July 19, 1996 (the "Agreement"), with Orbis Entertainment Company, Inc. ("Orbis"), a television production company, and Robert L. Turner ("Mr. Turner"), Ethan J. Podell ("Mr. Podell") and Alexandra Buhler Jewett ("Ms. Jewett"), the shareholders of Orbis (collectively, the "Shareholders"). Pursuant to the Agreement, the Company purchased all of the outstanding shares of Orbis, which henceforth will operate as a subsidiary of the Company under the name "All American Orbis, Inc." Orbis currently produces local adaptions of American-style talkshows for the international television market.

         The Agreement provides for a purchase price which consists of: (i) an initial $2,375,000 payment to the Shareholders plus a capital contribution to Orbis in the amount of $125,000 to retire a certain outstanding note issued by Orbis, both of which have been paid, and (ii) a contingent earn out payment (the "Earn Out") and an additional contingent payment (the "Additional Contingent Payment"), both of which are described below.

         Under the Earn Out, the Shareholders will be entitled to receive a payment from the Company in each of the five years of the period commencing May 15, 1996 (the "Period") equal to 50% of the "Orbis Cash Flow" (as defined in the Agreement, generally, Orbis' revenues less operating expenses). Earn Out payments in each year of the Period are subject to recoupment for any negative Orbis Cash Flow from prior years which was not previously recouped.

         At the conclusion of the Period, the Additional Contingent Payment, if any, will be made in accordance with the following formula: (i) determination of the average of the Orbis Cash Flows in the fourth and fifth years of the Period;
(ii) multiplication of such average by a factor of five and one half; (iii) reduction of the resulting amount by the sum of all Earn Outs previously paid and any negative Orbis Cash Flow not recouped during the Period; (iv) multiplication of such amount by 50%; and (v) deduction from this amount of the initial $2,500,000 payments from the Company to the Shareholders and Orbis and certain other unrecouped compensation to Shareholders. The Company may elect to pay the resulting Additional Contingent Payment to Shareholders in cash at a date not later than 90 days after the end of the Period (the "Purchaser's Call"). If the Company does not exercise the Purchaser's Call, the Shareholders may determine either to receive the Additional Contingent Payment, subject to the deferral and potential reduction of a portion of said payment in certain cases (the "Shareholder Put"), or to reacquire all of the outstanding shares of Orbis from the Company (the "Shareholder's Call") in consideration for a payment by such Shareholders to the Company of the Additional Contingent Payment plus certain other payments.

         Mr. Podell, the president and chief executive officer of Orbis, Mr. Turner and Ms. Jewett have entered into five year employment agreements with All American Orbis, Inc., with the option to extend the term in certain situations.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits

10.42 Stock Purchase Agreement, dated July 19, 1996, by and among All American Communications, Inc., Orbis Entertainment Company, Inc., Robert L. Turner, Ethan J. Podell and Alexandra Buhler Jewett.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALL AMERICAN COMMUNICATIONS, INC.

Date:  August 2, 1996                   By   /s/ Thomas Bradshaw
                                             -------------------
                                             Thomas Bradshaw
                                             Chief Financial Officer and Senior
                                             Executive Vice President

                                INDEX TO EXHIBITS

Exhibit Number

         Description of Exhibit

10.42 Stock Purchase Agreement, dated July 19, 1996, by and among All American Communications, Inc., Orbis Entertainment Company, Inc., Robert L. Turner, Ethan J. Podell and Alexandra Buhler Jewett.